EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-109185 of Microsoft Corporation on Form S-8 of our report dated May 30, 2008, appearing in this Annual Report on Form 11-K of Microsoft Operations Puerto Rico, LLC 1165(e) Savings Plan for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

June 27, 2008

Stamp No. 2317999

affixed to original.